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                                                                      Exhibit 99


                         [ASI PRESS RELEASE LETTERHEAD]


CONTACTS:   Analytical Surveys, Inc.      Pfeiffer High Public Relations, Inc.
            Norman Rokosh                 Geoff High
            Chief Executive Officer       303/393-7044
            nrokosh@anlt.com              geoff@pfeifferhigh.com

                      ANALYTICAL SURVEYS OBTAINS WAIVER ON
                   ACCELERATED PAYMENT OF SENIOR SECURED NOTE

SAN ANTONIO, Texas -- January 22, 2003 - Analytical Surveys, Inc. (ASI) (Nasdaq
SmallCap: ANLT), a provider of customized data conversion and digital mapping services for the geographic information systems (GIS) and related spatial data markets, today announced that Tonga Partners, L.P., the Company's controlling beneficial shareholder, has waived its right to accelerate ASI's obligations under a senior secured convertible note payable to Tonga in the event that ASI's Nasdaq listing is not maintained.

ASI's President and CEO Norman Rokosh, said, "Tonga has been very cooperative with our continued efforts to strengthen ASI's financial position and overall operations. This waiver will allow us to maintain our focus on the long-term success of the Company."

Analytical Surveys, Inc. provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. ASI maintains facilities in Wisconsin and Texas. For more information, visit WWW.ANLT.COM.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding ASI's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to ASI on the date of this press release, and ASI assumes no obligation to update any such forward-looking statements. ASI's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in ASI's Annual Report on Form 10-K.

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